Exhibit 10.1
Amendment No. 1 to the
Aspen Group, Inc.
2012 Equity Incentive Plan

This Amendment No. 1 to the 2012 Equity Incentive Plan (the “Plan”) amends the number of shares authorized under Plan by deleting 2,500,000 from Section 4 and replacing it with 5,600,000.

Effective September 28, 2012